As filed with the Securities and Exchange Commission on February 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0652870
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

(832) 742-1357

(Address of principal executive offices)

BIO-PATH HOLDINGS, INC. 2017 STOCK INCENTIVE PLAN

(Full title of the plan)

Peter H. Nielsen

President and Chief Executive Officer

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

(832) 742-1357

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

William R. Rohrlich, II

Winstead PC

600 Travis Street

Suite 5200

Houston, Texas 77002

(713) 650-8400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	600,000 shares (2)	$6.33	$3,798,000	$492.98

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares of common stock issuable under the terms of the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan, as amended by the First Amendment to Bio-Path Holdings, Inc. 2017 Stock Incentive Plan (as so amended, the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Consists of shares of common stock issuable in respect of awards to be granted under the Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of Bio-Path Holdings, Inc.’s common stock as reported on The Nasdaq Capital Market on February 11, 2020.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Bio-Path Holdings, Inc. (the “Company”) has filed this Registration Statement to register under the Securities Act of 1933, as amended, the offer and sale of an additional 600,000 shares of common stock of the Company, par value $0.001 per share, issuable under the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan, as amended by the First Amendment to Bio-Path Holdings, Inc. 2017 Stock Incentive Plan (as so amended, the “Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-223111) filed by the Company with the U.S. Securities and Exchange Commission on February 20, 2018 (the “Prior Registration Statement”) relating to the Plan, including periodic reports that the Company filed after the Prior Registration Statement to maintain current information about the Company, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on January 6, 2015).

4.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 9, 2018).

4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 16, 2019).

4.4	First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 7, 2017).

5.1+	Opinion of Winstead PC.

10.1	Bio-Path Holdings, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 27, 2017).

10.2	First Amendment to Bio-Path Holdings, Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2019).

23.1+	Consent of BDO USA, LLP.

23.2+	Consent of Winstead PC (contained in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page of this Registration Statement).

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellaire, State of Texas, on February 12, 2020.

BIO-PATH HOLDINGS, INC.

By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President
Chief Executive Officer
(Principal Executive Officer)
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Nielsen his or her true and lawful attorney-in-fact, with the power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

/s/ Peter H. Nielsen
Peter H. Nielsen	February 12, 2020
President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

/s/ Heath W. Cleaver
Heath W. Cleaver	February 12, 2020
Director

/s/ Paul D. Aubert
Paul D. Aubert	February 12, 2020
Director

/s/ Martina Molsbergen
Martina Molsbergen	February 12, 2020
Director

/s/ Douglas P. Morris
Douglas P. Morris	February 12, 2020
Director